Exhibit 32.1

Certification by Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the period July 27, 2026 (commencement of operations) through September 30, 2026 (the “Report”) of Morgan Stanley Solana Trust (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Scott Steel, Managing Director, Delegated Sponsor of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 13, 2026	By	/s/ Scott Steel
	Name:	Scott Steel
	Title:	Managing Director